CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated February 27, 2017 on the financial statements and financial highlights of The Community Development Fund. Such financial statements and financial highlights appear in the 2016 Annual Report to Shareholders, which are incorporated by reference in the Post-Effective Amendment to the Registration Statement on Form N-1A of The Community Development Fund. We also consent to the references to the name of our Firm in the Registration Statement.


                                           /s/ TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
APRIL 28, 2017